Exhibit 99.1

BIOCARDIA REPORTS 2021 FINANCIAL RESULTS AND RECENT BUSINESS HIGHLIGHTS

Sunnyvale, Calif. – March 29, 2022 -  BioCardia®, Inc. [Nasdaq: BCDA], a developer of cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary diseases, today reported financial results for the year ended December 31, 2021 and filed its annual report on Form 10-K for the year ended December 31, 2021 with the Securities and Exchange Commission. The Company will also hold an update conference call at 4:30 PM ET, in which it will discuss business highlights. Following management’s formal remarks, there will be a question and answer session.

Participants can register for the conference by navigating to https://dpregister.com/sreg/10164538/f1ee9a93ce.  Please note that registered participants will receive their dial-in number upon registration.  For those who have not registered, to listen to the call by phone, interested parties within the U.S. should call 1-833-316-0559 and international callers should call 1-412-317-5730. All callers should dial in approximately 10 minutes prior to the scheduled start time and ask to be joined into the BioCardia call. The conference call will also be available through a live webcast, which can be accessed through the following link: https://services.choruscall.com/mediaframe/webcast.html?webcastid=iGe09IZ5, which is also available through the company’s website.

A webcast replay of the call will be available approximately one hour after the end of the call through June 29, 2022 at the above links. A telephonic replay of the call will be available through April 12, 2022 and may be accessed by calling 1-877-344-7529 (domestic) or 1-412-317-0088 (international) and using access code 2516946.

“Our team accomplished an enormous amount in 2021. We have delivered multiple positive Data Safety Monitoring Board read outs in our FDA-designated Breakthrough CardiAMP Cell Therapy pivotal trial for the treatment of heart failure and initiated our pivotal trial of the CardiAMP Cell Therapy for the treatment of chronic myocardial ischemia,” said BioCardia CEO Peter Altman, Ph.D. “In 2021 we laid the groundwork for our recent positive interactions with FDA, CMS, and Health Canada on these programs. We advanced our second therapeutic platform of allogenic Neurokinin-1 receptor positive mesenchymal cells and have completed a first IND application for the treatment of acute respiratory distress using this investigational therapy. We also entered into two corporate deals in 2021 related to our biotherapeutic delivery capabilities, established a new cost-effective facility to support manufacturing of all of our therapeutic programs, and advanced our intellectual property portfolio. Our 2021 results position us well for 2022 and beyond.”

RECENT BUSINESS HIGHLIGHTS:

The CardiAMP® Cell Therapy System

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The Company’s lead platform, CardiAMP cell therapy, is an autologous cell therapy being advanced for two actively enrolling indications in pivotal clinical trials: heart failure and chronic myocardial ischemia.

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The CardiAMP Cell Therapy Heart Failure Trial (BCDA-01) is a Phase III 260-patient randomized controlled clinical study intended to provide the primary data to support safety and efficacy in pursuit of market clearance. Clinical investigators at 26 active partner sites across the United States have enrolled 110 patients to date, with 7 additional control patients having crossed over to receive therapy. The independent Data Safety Monitoring Board (DSMB) completed both its fourth and fifth prespecified data review, including a risk-benefit assessment with more than 75 patients past the primary clinical readout. Following the review, the DSMB indicated that it had no significant safety concerns and recommended that the study continue as designed.

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The U.S. Food and Drug Administration (FDA) granted Breakthrough Device Designation for the CardiAMP Cell Therapy System for the treatment of heart failure. The Breakthrough Device Program is designed to expedite FDA approval of certain novel devices or device-led combination products that have the potential to provide more effective treatment or diagnosis of life-threatening or irreversibly debilitating diseases or conditions. We believe the CardiAMP Cell Therapy System is the first cardiac cell therapy to receive an FDA Breakthrough designation.

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Health Canada, that country’s health services agency, sent BioCardia a No Objections Letter allowing the CardiAMP Heart Failure Trial to expand into Canada. Four world-class Canadian clinical sites are currently working through the activation process to begin enrolling patients in the near future.

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The United States Center for Medicare and Medicaid Services (CMS) issued a new reimbursement code (designated C9782) for the CardiAMP Cell Therapy procedure. This new CMS code will be available on April 1, 2022 for the study procedure for both the treatment and control arms of both pivotal trials.

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The CardiAMP Cell Therapy Chronic Myocardial Ischemia Trial (BCDA-02) is a Phase III multi-center, randomized, double-blinded, controlled study of up to 343 patients at up to 40 clinical sites, designed to provide the primary support for the safety and efficacy in pursuit of market clearance. The Chronic Myocardial Ischemia Trial was activated and the first patient was treated in October 2021.

Allogeneic Cell Therapy for Cardiac and Pulmonary Disease

●	The Company’s second therapeutic platform is the investigational culture expanded bone marrow derived allogeneic, Neurokinin-1 Receptor Positive mesenchymal stem cells (NK1R+ MSC).

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The Company is working to secure FDA acceptance of an Investigational New Drug (IND) application for a Phase I/II trial in ischemic systolic heart failure (BCDA-03). The Company has completed the manufacturing runs and stability testing for the updated Chemistry Manufacturing and Controls section (CMC) of the IND and has initiated pharmacology toxicology animal testing based on the investigational product candidates from the updated CMC.

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The Company is working to secure FDA acceptance of an IND application for a Phase I/II trial in Acute Respiratory Distress Syndrome (ARDS) caused by COVID-19 (BCDA-04). The Company has completed the manufacturing runs and stability testing for the Chemistry Manufacturing and Controls section and pharmacology toxicology animal testing of the IND, which has been submitted to the FDA.

Business Development

●	The Company entered into two collaborations in 2021 for upfront commitments totaling $1 million.

●	The Company is continuing discussions with several business organizations regarding partnering CardiAMP Cell Therapy outside the United States, licensing its proprietary biotherapeutic delivery platforms to support other cardiovascular biotherapeutic development programs, and monetizing its AVANCE product, which is approved in the United States.

Intellectual Property

●	The Company continued to invest in and strengthen its intellectual property portfolio in 2021. Patents that issued in 2021 include U.S. Patent No. 11,141,568 for multi directional steerable catheter, further protecting the Helix Biotherapeutic Delivery System and enhancing its biotherapeutic delivery capabilities, Japan Patent No: 6887216 titled, “Target Site Selection, Entry, and Update With Automatic Remote Image Annotation,” describing advances for image guided biotherapeutic delivery technologies for delivering biologics to specific target sites in the heart, and the European Patent No. 3593810, which broadly describes using a diagnostic assay approach for autologous cell therapy patient selection as a solution for the problem of therapeutic variability of different patients’ cells and for setting optimal dosage levels.

2021 FINANCIAL RESULTS:

●	The Company ended the year with cash and cash equivalents totaling $12.9 million, providing runway through 2022.

●	Revenues increased to $1 million in 2021, compared to $145,000 in 2020, due primarily to collaboration with corporate partners.

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Research and development decreased to $8.6 million in 2021, compared to $9.8 million in 2020, primarily due to lower stock compensation coupled with reduced clinical service provider costs as we staff more work with internal personnel.

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Selling, general and administrative expenses decreased to $5.1 million in 2021, compared to $5.9 million in 2020, primarily due to lower compensation expense coupled with reduced professional service fees.

●	Our Net loss was $12.6 million in 2021, compared to $15.0 million in 2020.

●	Net cash used in operations was $10.4 million in 2021, compared to $12.3 million in 2020.

ANTICIPATED UPCOMING MILESTONES AND EVENTS:

●	BCDA-01: Data Safety Monitoring Board review in the CardiAMP Cell Therapy Heart Failure Trial in Q3 2022.

●	BCDA-02: CardiAMP Chronic Myocardial Ischemia Phase III pivotal trial roll-in cohort safety data in 2022.

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BCDA-03: IND acceptance of Phase I/II program of our allogeneic Neurokinin-1 Receptor Positive Mesenchymal Stem Cells (NK1R+ MSC) for the treatment of ischemic heart failure, intended initially for those patients excluded from BCDA-01 in Q4 2022.

●	BCDA-04: IND acceptance of Phase I/II program for our allogeneic NK1R+ MSC Phase I/II program for the treatment of ARDS resulting from COVID-19 in Q2 2022.

ABOUT BIOCARDIA®

BioCardia, Inc., headquartered in Sunnyvale, California, is developing cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary disease. CardiAMP™ autologous and NK1R+ allogeneic cell therapies are the Company’s biotherapeutic product candidates in clinical development. The Company's current products include the Helix™ transendocardial delivery system, the Morph® steerable guide and sheath catheter portfolio and the AVANCE™ steerable introducer family. BioCardia also partners with other biotherapeutic companies to provide its Helix systems and development support to their programs studying therapies for the treatment of heart failure, chronic myocardial ischemia and acute myocardial infarction. The CardiAMP Cell Therapy Heart Failure Trial has been supported financially by the Maryland Stem Cell Research Fund and the Center for Medicare and Medicaid Services.  For more information visit: www.BioCardia.com.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements that are subject to many risks and uncertainties. Forward-looking statements include, among other things, references to the enrollment of our clinical trials, the availability of data from our clinical trials, filings with the FDA, FDA product clearances, the efficacy and safety of our products and therapies, preliminary conclusions about new data, the achievement of any of the anticipated upcoming milestones, our positioning for growth or the market for our products and therapies, statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations. Such risks and uncertainties include, among others, the inherent uncertainties associated with developing new products or technologies, regulatory approvals, unexpected expenditures, the ability to raise the additional funding needed to continue to pursue BioCardia’s business and product development plans, the ability to enter into licensing and partnering arrangements, and overall market conditions. We may find it difficult to enroll patients in our clinical trials due to many factors, some of which are outside of our control. Slower than targeted enrollment could delay completion of our clinical trials and delay or prevent development of our therapeutic candidates. These forward-looking statements are made as of the date of this press release, and BioCardia assumes no obligation to update the forward-looking statements.

We may use terms such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey the uncertainty of future events or outcomes to identify these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained herein, we caution you that forward-looking statements are not guarantees of future performance and that our actual results may differ materially from the forward-looking statements contained in this press release. As a result of these factors, we cannot assure you that the forward-looking statements in this press release will prove to be accurate. Additional factors that could materially affect actual results can be found in BioCardia’s Form 10-K filed with the Securities and Exchange Commission on March 29, 2022, under the caption titled “Risk Factors.” BioCardia expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

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Media Contact:
Anne Laluc, Marketing
Email: alaluc@BioCardia.com
Phone: 650-226-0120

Investor Contact:
David McClung, Chief Financial Officer
Email: investors@BioCardia.com
Phone: 650-226-0120

BioCardia, Inc.

Consolidated Statements of Operations
(in thousands, except share and per share amounts)

	Year ended December 31,
	2021	2020
Revenue:
Net product revenue	$1	$13
Collaboration agreement revenue	1,014	132
Total revenue	1,015	145
Costs and expenses:
Cost of goods sold	—	4
Research and development	8,558	9,809
Selling, general and administrative	5,087	5,861
Total costs and expenses	13,645	15,674
Operating loss	(12,630)	(15,529)
Other income (expense):
Interest income	9	21
Gain on extinguishment of Paycheck Protection Program note payable	—	509
Interest expense	—	(3)
Other expense	(2)	(2)
Total other income, net	7	525
Net loss	$(12,623)	$(15,004)

Net loss per share, basic and diluted	$(0.75)	$(1.48)

Weighted-average shares used in computing net loss per share, basic and diluted	16,917,664	10,118,682

BioCardia, Inc.
Selected Balance Sheet Data
(amounts in thousands)

	December 31,	December 31,
	2021(1)	2020(1)

Assets:
Cash and cash equivalents	$12,872	$21,407
Other current assets	609	1,251
Property, plant and equipment and other noncurrent assets	2,237	766
Total assets	$15,718	$23,424
Liabilities and Stockholders’ Equity
Current liabilities	$3,712	$4,248
Operating lease liability - noncurrent	1,631	—
Total stockholders’ equity	10,375	19,176
Total liabilities and stockholders’ equity	$15,718	$23,424

(1)  December 31, 2021 and 2020 amounts were derived from the audited Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2021, filed with the U.S. Securities and Exchange Commission on March 29, 2022.